LEASE AGREEMENT

This Lease Agreement (this "Agreement") is entered into on this ____ day of September, 2010 by and between Florida Gaming Centers, Inc., a Florida corporation ("Florida Gaming") and Summer Jai Alai Partners, a Florida general partnership (the "Partnership").

WITNESSETH:

WHEREAS, Florida Gaming is the holder of a jai alai pari-mutuel wagering permit (the "MJA Permit") for the conduct of jai alai games at its pari-mutuel facility at 3500 NW 37th Avenue, Miami, Florida (the "Miami Jai Alai Facility"); and

WHEREAS, the Partnership is the holder of a jai alai pari-mutuel wagering permit (the "Summer Permit") for the conduct of jai alai games, issued pursuant to Section 550.0745, Florida Statutes (2010); and

WHEREAS, Section 550.475, Florida Statutes (2010), authorizes the holder of a pari-mutuel permit for the conduct of jai alai games to lease the facilities of another holder of the same class of pari-mutuel permit when located within a 35-mile radius of each other, and to operate its pari-mutuel meet at the leased facility; and

WHEREAS, the MJA Permit is of the same class as the Summer Permit and the permitted location for the MJA Permit is within 35 miles of the Summer Permit's permitted location; and

WHEREAS, the Partnership is desirous of leasing a portion of the facility of the Miami Jai Alai Facility for the conduct of its pari-mutuel meet, and Florida Gaming is willing to lease a portion of its facility to the Partnership, under the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated into this Agreement.

2. Term. Florida Gaming hereby leases to the Partnership, and the Partnership hereby leases from Florida Gaming, only that certain interior portion of the Miami Jai Alai Facility where the conduct of live jai alai games take place from time time (the "Premises"), together with the right to use parking areas, wagering boothes, access ways and other common area facilities located at the Miami Jai Alai Facility that are necessary or convenient to the operation of jai alai games at the Premises, and only during the period of time that jai alai performances are permitted under Section 550.0745, Florida Statutes (as amended from time to time) and to the extent necessary to conduct

the minimum number of jai alai performances required under Sections 550.002(11) and 849.086(5)(b), Florida Statutes (as amended from time to time), commencing on October 1, 2010 (the "Commencement Date") and continuing until the date which is seven (7) years after all of the following events have occurred (the "Termination Date"): (i) Florida Gaming obtains a slot machine license under Chapter 551, Florida Statutes, pursuant to the MJA Permit; (ii) Florida Gaming installs slot machines, and holds itself out to the public as, and commences operations as, a slot machine gaming facility under Chapter 551, Florida Statutes; and (iii) the first "coin-in" occurs at the Miami Jai Alai Facility (the "Term"); provided, however, that if the events described in subsections (i) through (iii) above do not occur by the date which is twenty-one (21) years after the Commencement Date, then this Agreement shall automatically terminate as of the twenty-first (21st) anniversary of the Commencement Date, unless the parties mutually agree to extend this Agreement at such date. Additionally, the Partnership shall have the option to unilaterally terminate this Agreement at any time by the giving of notice to Florida Gaming if the Partnership delivers written notice to Florida Gaming that the partners of the Partnership (the "Partners") voted to terminate this Agreement in accordance with the Partnership Agreement of the Partnership, and one of the Partners voting in favor of termination was West Flagler Associates, Ltd. Such termination shall be effective thirty (30) days after the date of such notice. Upon such termination, Florida Gaming shall return the prorated portion of any Rent paid in advance, and thereafter, the parties shall have no further liabilities to one another, except those that are stated herein to specifically survive the termination or expiration of this Agreement.

3. Rent. The Partnership shall pay to Florida Gaming, as total rent for the Premises during the Term (inclusive of any taxes and fees applicable under Florida law), an amount equal to the prodcut of $7,500.00 multiplied by the number of jai alai performances (as defined by Section 550.002(11), Florida Statutes (2010)) held during the period in which jai alai events are permitted under Section 550.0745, Florida Statues (the "Rent"); provided, however, in no event shall Partnership be required to pay the $7,500 amount with respect to any jai alai performances in excess of 115% of the minimum number of performances then required under Sections 550.002(11) and 849.086(5)(b), Florida Statutes (as amended from time to time), which shall be payable in monthly installments commencing on the first day of the first month during which jai alai performances are held under the Summer Permit and on the first day of each such month thereafterduring which Summer Pemit jai alai performances are held, in each case based on the scheduled jai alai performances for the applicable month.

4. Maintenance of Miami Jai Alai Facility; Legal Requirements.

a. During the Term, Florida Gaming shall be responsible to maintain all the building systems affecting the Miami Jai Alai Facility, including, without limitation, plumbing and electrical lines and equipment, heating, ventilation and air conditioning systems and elevators, if any, in good repair and condition. Florida Gaming represents, warrants and covenants that at the Commencement Date such systems will be in good mechanical and operating condition, with the exception of ordinary wear and tear. Florida Gaming represents and warrants that

it has no knowledge of any conditions which have existed or presently exist which could materially adversely affect Partnership's business or contemplated use of the Premises. Florida Gaming shall promptly make or cause to be made all structural and non-structural repairs and replacements necessary to so maintain the Miami Jai Alai Facility (including the Premises) in good condition and repair during the Term. Partnership shall have no responsibility to make any repairs to and/or replacements of the Miami Jai Alai Facility (including the Premises).

b. Florida Gaming, at its sole cost and expense, shall comply with and observe (a) all legal requirements pertaining to the Miami Jai Alai Facility (including the Premises) and (b) any applicable requirements of any person insuring any portion of the Miami Jai Alai Facility (including the Premises). Without limiting the generality of the foregoing, Florida Gaming shall (i) make such alterations to the Miami Jai Alai Facility (including the Premises) as may be required by any such governmental authority, (ii) obtain and maintain in full force and effect all licenses, permits, consents and approvals from any governmental authority as may be required in connection with the use, occupancy and operation of the Miami Jai Alai Facility (including the Premises), and (iii) comply with all environmental laws.

5. Utilities. Florida Gaming shall be responsible for delivery to the Miami Jai Alai Facility (including the Premises) of, and payment for, all gas, electrical power, water, sewer, telephone and other utility services and any cleaning, trash and maintenance services that are reasonably necessary for its operations during the Term. Florida Gaming represents that the foregoing services and utilities are installed or readily available at the Miami Jai Alai Facility (including the Premises).

6. No Payment of Taxes. Florida Gaming shall pay all real estate taxes, transaction, privilege, excise or sales taxes, special improvement and other assessments (ordinary and extraordinary), and all other taxes, duties, charges, fees and payments imposed by any governmental or public authority which shall be imposed, assessed or levied upon, or arising in connection with the ownership, use, occupancy or possession of the Premises or any part thereof during the Term. Partnership shall not be required to pay municipal, state or federal income taxes assessed against Florida Gaming or municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Florida Gaming.

7. Casualty and Condemnation of Premises; Termination.

a. Damage. In case of damage to or destruction of the Miami Jai Alai Facility (including the Premises) or any part thereof by any cause whatsoever, if Partnership determines it cannot continue the operation of its business in the same manner as prior to such damage or destruction, Partnership by a written notice to Florida Gaming may terminate this Lease unless Florida Gaming and Partnership, within twenty (20) days following such damage or destruction, have agreed that Florida Gaming will reconstruct the Miami Jai Alai Facility (including the

Premises) and Florida Gaming thereafter diligently completes such reconstruction within a mutually agreed upon time period. In the event Florida Gaming fails to diligently complete such reconstruction within such agreed-upon period of time, Partnership may terminate this Agreement upon written notice to Florida Gaming. If the Partnership does not terminate the Lease on account of such damage or destruction as aforesaid (a) Florida Gaming shall abate and forgive the prorated portion of Rent payment which relates to the time of such damage or destruction through the course of the reconstruction to reflect the extent to which Partnership does not conduct its business operation at the Premises; (b) the Term shall continue and the parties shall continue to be bound by this Agreement; and (c) Florida Gaming shall commence such reconstruction as soon as possible and diligently prosecute such reconstruction through completion.

b. Condemnation. Florida Gaming and Partnership shall each notify the other if it becomes aware that there will or might occur a taking of any portion of the Miami Jai Alai Facility (including the Premises) by condemnation proceedings or by exercise of any right of eminent domain (each, a "Taking"). In the event of the Taking of the entire Premises, this Lease shall terminate as of the date of such Taking. If there occurs a Taking of a portion of the Miami Jai Alai Facility (including the Premises) such that the remainder of the Miami Jai Alai Facility (including the Premises) shall not, in Partnership's reasonable opinion, be adequate and suitable for the conduct of Partnership's business as conducted prior to such Taking, then Partnership may, at its option, terminate this Lease. If there is a Taking of a portion of the Miami Jai Alai Facility (including the Premises) and this Lease is not terminated pursuant to this paragraph, then this Lease shall remain in full force and effect, except that appropriate adjustments shall be made to, and in respect of, the Premises and Rent, and Florida Gaming shall proceed with due diligence to perform any work necessary to restore the remaining portions of the Premises to the condition that they were in immediately prior to the Taking, or as near thereto as possible.

8. Non-Disturbance. Florida Gaming may place or leave in place a mortgage or deed of trust on the Premises, and shall use its best efforts to obtain from its mortgagee or beneficiary (as applicable) a written agreement with the Partnership (a "Non-Disturbance Agreement"), in form and substance satisfactory to the Partnership's legal counsel, which agreement (including any extensions, modifications, renewals, consolidations, and replacements thereof) shall be binding on their respective successors and assigns and which provides that so long as the Partnership shall not be in default in payment of Rent: (i) the Partnership shall not be joined as a defendant in any proceeding which may be instituted to foreclose or enforce the mortgage; (ii) the Partnership's possession and use of the Premises in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination of this Lease to, or any modification of or default, under the mortgage; and (iii) the mortgagee or beneficiary (as applicable) will subordinate and subject its respective rights, if any, to any portion of the insurance proceeds otherwise payable to Florida Gaming when and to the extent necessary for Florida Gaming to comply with its obligations of repair and restoration

hereunder. If there is or will be, as of the Commencement Date of this Lease, any lease, mortgage or deed of trust in effect with respect to the Premises, which would thereby be superior to this Lease, Florida Gaming shall obtain and deliver to the Partnership, within thirty (30) days after the date of this Lease, a Non-Disturbance Agreement duly executed on behalf of each such lessor, mortgagee and beneficiary, and if Landlord shall not succeed, then the Partnership may terminate this Lease by notice to Florida Gaming within ten (10) days after the end of such thirty (30) day period, and upon such termination any prepaid Rent shall be immediately returned to the Partnership.

9. Indemnification. Florida Gaming shall and hereby does indemnify and hold Partnership harmless from and against any and all claims, damages, losses, costs and expenses (including but not limited to reasonable attorneys fees, at all levels) arising out or relating to any activity at the Miami Jai Ali Facility (including the Premises).

10. Insurance. (a) Florida Gaming will throughout the Term carry and maintain, at its sole cost and expense, Commercial General Liability Insurance, which shall provide coverage on an occurrence basis, with respect to the Miami Jai Alai Facility (including the Premises), in the amounts specified and with such reasonable deductibles as would be carried by a prudent landlord of a similar building, having regard to size, age, and location, covering claims arising from bodily injury and property damage with a minimum limits of $1,000,000.00 per occurrence and $2,000,000.00 general aggregate and insuring against legal liability of the insured with respect to the Miami Jai Alai Facility (including the Premises) or arising out of the maintenance, use or occupancy thereof. The commercial general liability insurance policy shall include coverage of contractual liabilities arising under the Lease pursuant to customary contractual liability endorsements.

(b) Florida Gaming, at Florida Gaming's sole expense, shall insure the Premises and the remainder of the Miami Jai Alai Facility (including, without limitation, the FF&E, all building and structures, operating equipment and operating supplies) for replacement cost against damage for "all risk" perils (including, without limitation, wind storm, flood and earthquake coverage to the extent available at commercially reasonable rates, limits and deductibles) in aggregate amounts of at least the full replacement cost.

11. Quiet Enjoyment. Partnership shall peaceably and quietly be entitled to use and enjoy the Premises for the term of the Lease, without hindrance or interruption by Florida Gaming or any other person or persons lawfully or equitably claiming by, through or under Florida Gaming.

12. Prevailing Parties. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to be reimbursed for its costs, including reasonable attorneys' fees. Venue for any action arising out of or in connection with this Agreement shall be exclusively in the state courts of Miami-Dade County, Florida, and each party consents to such jurisdiction. This paragraph shall survive the termination or expiration of this Agreement.

13. Notices. Any notice required to be given to either party shall be in writing, and provided by hand delivery, or by recognized overnight carrier (such as Federal Express), or by e-mail or facsimile (with a copy to follow by hand or overnight carrier), at the address, e-mail address, and/or fax number set forth below each party's signature, with a copy to each party's counsel (also identified below such party's signature). Notice shall be deemed given upon receipt, when delivered by hand, or electronically, and the first business day after delivery to the recognized overnight carrier, with cost of delivery prepaid.

14. Florida Law. This Agreement shall be construed, governed by, and interpreted, and the legal relations between the parties hereto shall be determined, in accordance with the substantive laws of the State of Florida. The parties agree that they have each contributed to the preparation of this Agreement, and that it shall not be construed more strongly against one party than the other.

15. Entire Agreement. This Agreement constitutes the sole and entire agreement between the parties concerning this subject matter and supersedes all other agreements between the parties whether written or oral relating to the subject matter hereof. There are no covenants, assurances, or representations, either express or implied, other than those expressly stated herein. No modification, rescission, or waiver of this Agreement, or any provision thereof, shall be binding on any party unless evidenced by an instrument in writing duly signed by such party.

16. Benefit and Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each party to it, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The benefits of this Agreement are personal, and may not be assigned by either party to any person or entity, without the express prior written consent of the other party, which may be withheld in such other party's sole discretion. Any attempt to assign such benefits, or this Agreement itself, in violation of this provision, shall be deemed void ab initio. The relationship of the parties under this Lease is and at all times shall remain that of lessor and lessee. Neither party shall be construed or held to be a partner, joint venturer or associate of the other party for the purpose of this Agreement, nor shall either party be liable for any debts incurred by the other party in the conduct of such other party's business, or for any loss incurred by such other party from operations or otherwise.

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed originals.

18. Radon. In accordance with Section 404.056, Florida Statutes, Summer Jai Alai hereby acknowledges that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time; levels of radon that exceed federal and state guidelines

have been found in buildings in Florida; and additional information regarding radon and radon testing may be obtained from the applicable county public health unit.

19. Memorandum of Lease. Upon the execution and delivery of this Lease by both parties, Florida Gaming and Partnership shall each execute a Memorandum of Lease in the form attached as Exhibit A hereto. Partnership shall cause such Memorandum of Lease to be recorded in the land records of Miami-Dade County, Florida.

20. **WAIVER OF JURY TRIAL**. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH SUCH TRANSACTION, THE RELATIONSHIP OF FLORIDA GAMING AND PARTNERSHIP CREATED HEREBY, PARTNERSHIP'S USE OR OCCUPANCY OF THE LEASED PREMISES, THE PROPERTY, AND/OR ANY PORTION OF THE SHOPPING CENTER AND ANY CLAIM FOR INJURY OR DAMAGE. THIS WAIVER APPLIES TO ALL CLAIMS AND CAUSES OF ACTION WHETHER IN CONTRACT OR TORT, FOR NEGLIGENCE OR INTENTIONAL WRONGS, INVOLVING ACTUAL, INCIDENTAL, OR PUNITIVE DAMAGES, AT LAW OR IN EQUITY, FOR SPECIFIC PERFORMANCE, INJUNCTION OR OTHERWISE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE UNDERSIGNED AND THE UNDERSIGNED ACKNOWLEDGE THAT NO ONE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE UNDERSIGNED FURTHER ACKNOWLEDGE HAVING BEEN REPRESENTED IN CONNECTION WITH THE TRANSACTION WITH RESPECT TO WHICH THIS DOCUMENT IS BEING GIVEN AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY THE UNDERSIGNEDS' OWN FREE WILL, AND THAT THE UNDERSIGNED HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL. THE UNDERSIGNED FURTHER ACKNOWLEDGE HAVING READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Partnership and Florida Gaming have caused this Agreement to be executed, effective as of the day and year first above written.

	Partnership:
Witnesses:	SUMMER JAI ALAI PARTNERS.
______________________	By:______________________
Print Name:______________	Name:______________
	Title:______________
______________________	
Print Name:______________	401 NW 38th Court Miami, FL 33126 Attn: Scott Savin Fax: E-Mail:

with a copy of notices sent to its counsel:

John M. Lockwood, Esq.
Gunster, Yoakley & Stewart P.A.
215 South Monroe Street, Suite 618
Tallahassee, FL 32301
Facsimile: (850) 576-0902
E-Mail: jlockwood@gunster.com

[SIGNATURE OF FLORIDA GAMING ON FOLLOWING PAGE]

Florida Gaming:

Witnesses:

FLORIDA GAMING CENTERS, INC.

____

Print Name:__________________

By: ________________________

Name: William B Collett Jr

Title: C.O.O.

____

Print Name:__________________

3500 NW 37th Avenue
Miami, Florida 33142
ATTENTION: Dan Licciardi
Facsimile:
E-mail:

with a copy of notices sent to its counsel:

____
____
____

Exhibit A

This Instrument was prepared by and return to:

Josias Dewey, Esq.
Holland & Knight LLP
701 Brickell Avenue
Miami, Florida 33131

MEMORANDUM OF LEASE

THIS MEMORANDUM is made and entered into this ___ day of September, 2010 by and between Florida Gaming Centers, Inc., a Florida corporation ("Landlord") and Summer Jai Alai Partners, a Florida general partnership ("Tenant").

RECITALS

1. Landlord and Tenant entered into that certain Lease (the "Lease") dated as of September __, 2010, with respect to that certain interior portion of the pari-mutuel facility located at 3500 NW 37th Avenue, Miami, Florida (the "Miami Jai Alai Facility") where the conduct of live jai alai games can take place (the "Premises"), together with certain other common areas located at the Miami Jai Alai Facility. The Miami Jai Alia Facility is more particularly described on Exhibit "A" attached hereto and hereby made a part hereof.

2. Landlord and Tenant desire to record this Memorandum to put third parties on notice of certain terms and provisions of the Lease.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

TERMS

1. RECITALS. The Recitals to this Memorandum are true and correct and are hereby incorporated by reference and made a part hereof.

2. LEASE TERM. The Term of the Lease commences on October 1, 2010 (the "Commencement Date"), and unless sooner terminated, continues until the date which is seven (7) years after all of the following events have occurred: (i) Landlord obtains a slot machine license under Chapter 551, Florida Statutes, pursuant to the jai alai pari-mutual wagering permit for the conduct of jai alai games at the Miami Jai Alai

Facility; (ii) Landlord installs slot machines, and holds itself out to the public as, and commences operations as, a slot machine gaming facility under Chapter 551, Florida Statutes; and (iii) the first "coin-in" occurs at the Miami Jai Alai Facility; provided, however, that if the events described in subsections (i) through (iii) above do not occur by the date which is twenty-one (21) years after the Commencement Date, then this Agreement shall automatically terminate as of the twenty-first (21st) anniversary of the Commencement Date, unless the parties mutually agree to extend this Agreement at such date.

3. TERMS OF LEASE. The terms and provisions of the Lease are incorporated herein by reference and made a part hereof to the same extent as if fully set forth herein.

4. CONFLICT. To the extent of any conflicts between the terms and provisions of the Lease and the terms and provisions of this Memorandum, the Lease shall control.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum the day and year first above written.

Signed, sealed and delivered
in the presence of:

LANDLORD:

FLORIDA GAMING CENTERS, INC.,
a Florida corporation

Print Name:__________

Print Name:__________

By: [signature]
Name: William B Collett Jr
Its: C.O.O.

TENANT:

SUMMER JAI ALAI PARTNERS,
a Florida general partnership

Print Name:__________

Print Name:__________

By:__________
Name:__________
Its:__________

STATE OF FLORIDA)
)ss:
COUNTY OF MIAMI-DADE)

The foregoing instrument was acknowledged before me this _____ day of September, 2010, by ________________, as ________________ of Florida Gaming Centers, Inc., a Florida corporation, on behalf of said corporation. He is personally known to me or has produced ____ as identification.

(NOTARY SEAL)

____
Printed Name:__________________
Notary Public
My Commission Expires:

STATE OF FLORIDA)
)ss:
COUNTY OF MIAMI-DADE)

The foregoing instrument was acknowledged before me this _____ day of September, 2010, by ________________, as ________________ of Summer Jai Alai Partners, a Florida general partnership, on behalf of partnership. He is personally known to me or has produced ____ as identification.

(NOTARY SEAL)

____
Printed Name:__________________
Notary Public
My Commission Expires:

Exhibit A

Legal Description of Miami Jai Alai Facility